AMENDMENT NO.11 TO

SUB-ADMINISTRATION AND SUB-FUND ACCOUNTING

SERVICES AGREEMENT

THIS AMENDMENT made as of August 30, 2022 ("Amendment") to that certain Sub- Administration and Sub-Fund Accounting Services Agreement dated as of October 1, 2015 (as amended and in effect as of the date hereof, "Agreement"), by and between Victory Capital Management Inc. ("Client") and Citi Fund Services Ohio, Inc. ("Service Provider" and, with the Client, referred to herein individually as "Party" and collectively as "Parties"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administrative and sub-accounting services for the Client pursuant to the Agreement;

WHEREAS, the Client desire to remove certain Funds that have been closed from Schedule 6 to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.List of Funds (Schedule 6)

Schedule 6 of the Agreement is deleted and replaced with Schedule 6 attached hereto.

2.Representations and Warranties.

(a)Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)The Client represents that it has provided this Amendment to the Boards.

3.Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Victory Capital Management Inc.		Citi Fund Services Ohio, Inc.
By:	/s/ Michael Policarpo	By:	/s/ Patrick Curtin
Name:	Michael Policarpo	Name:	Patrick E. Curtin
Title:	President, CFO & CAO	Title:	Managing Director
Date:	9/26/2022	Date:	9/28/2022

Schedule 6 to Services Agreement
List of Funds
Victory Portfolios	Victory RS Large Cap Alpha Fund
Victory Diversified Stock Fund	Victory RS Mid Cap Growth Fund
Victory Floating Rate Fund	Victory RS Partners Fund
Victory Global Energy Transition Fund	Victory RS Science and Technology Fund
Victory High Income Municipal Bond Fund	Victory RS Select Growth Fund
Victory High Yield Fund	Victory RS Small Cap Equity Fund
Victory INCORE Fund for Income	Victory RS Small Cap Growth Fund
Victory INCORE Investment Grade Convertible Fund	Victory RS Value Fund
Victory INCORE Investment Quality Bond Fund*	Victory S&P 500 Index Fund
Victory INCORE Low Duration Bond Fund	Victory Sophus Emerging Markets Fund
Victory INCORE Total Return Bond Fund	Victory Special Value Fund
Victory Integrity Discovery Fund	Victory Strategic Allocation Fund
Victory Integrity Mid-Cap Value Fund	Victory Sycamore Established Value Fund
Victory Integrity Small-Cap Value Fund	Victory Sycamore Small Company Opportunity Fund
Victory Integrity Small/Mid-Cap Value Fund	Victory Tax-Exempt Fund
Victory Munder Mid-Cap Core Growth Fund	Victory Trivalent International Fund-Core Equity
Victory Munder Multi-Cap Fund	Victory Trivalent International Small-Cap Fund
Victory Munder Small Cap Growth Fund	Victory THB US Small Opportunities Fund
Victory NewBridge Large Cap Growth Fund
Victory RS Global Fund
Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory Portfolios II

Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Market Neutral Income Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Portfolios II – ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Volatility Wtd ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares Emerging Markets Value Momentum ETF**

VictoryShares International Value Momentum ETF**

VictoryShares US Small Mid Cap Value Momentum ETF**

VictoryShares US Value Momentum ETF**

VictoryShares NASDAQ Next 50 ETF

VictoryShares THB Mid Cap ESG ETF

VictoryShares ESG Core Plus Bond ETF

VictoryShares ESG Corporate Bond ETF

VictoryShares WestEnd U.S. Sector ETF***

USAA MUTUAL FUNDS TRUST	USAA Small Cap Stock Fund
USAA 500 Index Fund	USAA Target Managed Allocation Fund
USAA Aggressive Growth Fund	USAA Target Retirement 2030 Fund
USAA California Bond Fund	USAA Target Retirement 2040 Fund
USAA Capital Growth Fund	USAA Target Retirement 2050 Fund
USAA Cornerstone Aggressive Fund	USAA Target Retirement 2060 Fund
USAA Cornerstone Conservative Fund	USAA Target Retirement Income Fund
USAA Cornerstone Equity Fund	USAA Tax Exempt Intermediate-Term Fund
USAA Cornerstone Moderate Fund	USAA Tax Exempt Long-Term Fund
USAA Cornerstone Moderately Aggressive Fund	USAA Tax Exempt Money Market Fund
USAA Cornerstone Moderately Conservative Fund	USAA Tax Exempt Short-Term Fund
USAA Emerging Markets Fund	USAA Treasury Money Market Trust
USAA Extended Market Index Fund	USAA Ultra Short-Term Bond Fund
USAA Global Equity Income Fund	USAA Value Fund
USAA Global Managed Volatility Fund	USAA Virginia Bond Fund
USAA Government Securities Fund	USAA Sustainable World Fund
USAA Growth & Income Fund
USAA Growth and Tax Strategy Fund
USAA Growth Fund
USAA High Income Fund
USAA Income Fund
USAA Income Stock Fund
USAA Intermediate-Term Bond Fund
USAA International Fund
USAA Money Market Fund
USAA Nasdaq-100 Index Fund
USAA New York Bond Fund
USAA Precious Metals and Minerals Fund
USAA Science & Technology Fund
USAA Short-Term Bond Fund

*Pending Liquidation on or about November 3, 2022

**Pending name change effective November 1, 2022

** Pending Launch	4